                                                                   Exhibit 10.17

               INTERIM RESEARCH AND DEVELOPMENT SERVICES AGREEMENT

     THIS INTERIM RESEARCH AND DEVELOPMENT SERVICES AGREEMENT ("AGREEMENT") is made by and between LIGHT SCIENCES CORPORATION, a Washington corporation (the "COMPANY"), and Light Sciences Oncology, a Washington corporation ("SUB") effective as of this 1st day of January 2005.

                                    RECITALS

     WHEREAS, the Company is a developer of innovative therapeutic solutions for the treatment of proliferative diseases based on a therapy known as Light Infusion Technology(TM) ("LITx(TM)").

     WHEREAS, the Company has created Sub to continue to develop the Company's LITx in the field of use of diagnosis, prophylaxis, treatment and monitoring of tumors, malignant disease, cancers, neoplasias, metaplasias, hyperplasias dysplasias in humans and/or animals. For example, Sub's Field of Use includes, but is not limited to: tumors located anywhere in the body (brain, eye, ear, head & neck, intra-oral, esophageal, intra-thoracic, lung, intra-abdominal, stomach, ileum, pancreas, spleen, colon, kidney, gonads, uterus, rectum, extremities, skin); carcinomas in situ, dysplastic tissues changes in organs and surfaces, hyperplastic tissues in organs and surfaces; and sarcomas. The Field of Use does not include: adipose, benign prostatic hyperplasia, uterine fibroids, dermatology indications such as warts, psoriasis, and other benign skin conditions.

     WHEREAS, the board of directors of the Company determined that it is in the Company's and its shareholders' best interests that the Company be restructured, such that Sub will operate as a wholly-owned subsidiary of the Company.

     WHEREAS, Sub is currently in the process of seeking funding from third party institutional investors (the "PRIVATE PLACEMENT") and in the interim requires funding from the Company's principal shareholder to continue operations.

     WHEREAS, to assist Sub in its day-to-day operations as a new corporate entity prior to the closing of the Private Placement, Company has agreed to provide certain services to Sub, and Sub desires to engage Company to provide such services on an exclusive basis, for the term and on the conditions set forth below.

                                    AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency is hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
            PROVISION OF COMPANY SERVICES TO SUB; PAYMENT FOR COMPANY
                                    SERVICES

     1.1 SERVICES. Upon the terms and subject to the conditions of this Agreement, Company shall provide all of the services to Sub necessary for Sub to operate the Sub's business as described in the 2005 Sub Operating Plan as submitted to the board of directors of the Company on December 3, 2004 (the "SUB BUSINESS"). A summary of the services to be provided by the Company is set forth on Exhibit A (the "COMPANY SERVICES"). In its sole discretion, Company will have the right to cause third party subcontractors to perform any or all of the Company Services provided for hereunder, provided that any such delegation by Company will not relieve Company of its obligations hereunder.

     1.2 FEES FOR COMPANY SERVICES. Sub shall pay Company for the Company Services at cost as incurred by Company as described on Exhibit A (the "SERVICES FEE"). Company shall submit invoices to Sub twenty (20) days after the end of each month for the Services Fee for the Company Services performed in the preceding month. Payment of the Services Fee shall be paid to Company within five (5) days of receipt of invoice by Sub.

     1.3 TERM. The term of this Agreement shall extend from the date of this Agreement until the earlier to occur of the following: (i) the closing of a Private Placement, or (ii) the one (1) year anniversary of the date of this Agreement, or (iii) upon ten (10) days written notice by Company if approved by the President of Company and the Company's Board of Directors (the "TERM"). Following the expiration of the Term, this Agreement shall be extended only by the written consent of the parties hereto for such additional term as agreed by the parties; provided, however that in the event of termination under (i) above, the parties will use their best efforts to negotiate a modification of this Agreement on a transitional basis or enter into a separate agreement.

     1.4 REASONABLE BEST EFFORTS. Company agrees that it will at all times use its commercially reasonable best efforts to perform any and all of the Company Services to be provided pursuant to this Agreement to the reasonable satisfaction of Sub and will at all times retain and utilize a sufficient number of qualified personnel to perform all of such Company Services.

     1.5 NO AGENCY. After such time that Company is no longer the sole shareholder of Sub, Company shall not have, nor represent itself as having, any authority under the terms of this Agreement to make agreements of any kind in the name of or binding upon Sub, to pledge Sub's credit, or to extend credit on Sub's behalf.

                                   ARTICLE II
                                  OTHER MATTERS

     2.1 EXCEPTIONS TO REQUIREMENT TO PROVIDE SERVICES. In the sole discretion of Company, Company shall not be obliged to provide Company Services if the performance of such Company Services presents an unavoidable conflict of interest between Company and Sub that the parties are unable to resolve pursuant to arms-length good faith negotiations. Notwithstanding Section 1.1, during the Term, Sub agrees that it will exclusively acquire the Company Services from Company, unless otherwise agreed to in writing by the President of Company, the Company's Board of Directors and the President of Sub.

     2.2 ASSET TRANSFER UPON COMPLETION OF PRIVATE PLACEMENT. The Company Services are being provided by Company pursuant to this Agreement in order to operate the Sub Business in the interim and with an understanding that in the event that Sub completes the Private Placement, Company will, subject to the approval of the Board of Directors and shareholders of the Company, transfer to Sub substantially all of the assets necessary to operate the Sub Business, including, without limitation, all federal Food & Drug Administration indications, pursuant to license agreements and other agreements to be finalized between Sub and Company immediately prior to the closing of the Private Placement. For avoidance of doubt, until such time immediately prior to the consummation of a Private Placement, legal title to all assets necessary to operate the Sub Business will remain with Company including all developments thereto during the Term whether made by Company or Sub.

                                   ARTICLE III
                                  MISCELLANEOUS

     3.1 ENTIRE AGREEMENT. All prior or contemporaneous oral agreements, contracts, promises, representations and statements, if any, among the parties hereto, or their representatives, are merged into this Agreement and this Agreement shall constitute the entire agreement and understanding among them with respect to the subject matter hereof. No modification or waiver of the terms hereof shall be valid unless in writing signed by the party to be charged and only to the extent therein set forth.

     3.2 BENEFIT OF AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors; provided, however, that this Agreement is not assignable, in whole or in part, directly or indirectly, by either party hereto without the written consent of the other which consent shall not be unreasonably withheld. This Agreement is not intended to create or vest any particular benefits in any third party including, but not limited to, any employees of Company or Sub.

     3.3 FURTHER DOCUMENTS; COMPLIANCE; GOVERNMENTAL APPROVALS. Both Company and Sub shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby. Both Company and Sub shall, in connection with entering into this Agreement, performing its obligations hereunder and taking any and all actions relating hereto, (i) comply with all applicable laws, regulations, orders and decrees, (ii) obtain all required consents and approvals and make all required filings with any governmental agency, other regulatory or administrative agency, commission or similar authority, and

(iii) promptly provide the other with all such information as the other may reasonably request in order to be able to comply with the provisions of this section.

     3.4 NOTICES. All notices, requests, instructions and other communications provided for herein to any party shall be deemed given if contained in a written instrument (or multiple written instruments as long as they are consistent) when
(i) delivered in person or by facsimile; (ii) the first business day following the date of deposit into an overnight courier service; or (iii) on the earlier of actual receipt or the third business day following the date of deposit in the United States registered or certified mail, with return receipt requested, addressed to the party at the address set forth on the signature page below.

     3.5 ARBITRATION. If any controversy or claim arising out of this Agreement cannot be settled by the parties, the controversy or claim shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association then in effect and judgment on the award may be entered in any court having jurisdiction. The arbitration shall be conducted at Seattle, Washington.

     3.6 ATTORNEYS' FEES. In the event that any party maintains or defends any cause of action against another party to this Agreement, the prevailing party shall be entitled to recover all reasonable attorneys' fees and costs of litigation and arbitration.

     3.7 GOVERNING LAW. The provisions of this Agreement shall be governed by and construed in accordance with the laws of the state of Washington.

     3.8 HEADINGS. The captions appearing in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope and intent of this Agreement or any of the provisions hereof.

              (the remainder of this page left intentionally blank)

                SIGNATURE PAGE--INTERIM RESEARCH AND DEVELOPMENT
                               SERVICES AGREEMENT

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LIGHT SCIENCES CORPORATION              LIGHT SCIENCES ONCOLOGY, INC.


By /s/ Albert Luderer                   By /s/ Llew Keltner, M.D., Ph.D.
   ----------------------------------      -------------------------------------
Its Chief Executive Officer             Its President

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                                    EXHIBIT A

                                COMPANY SERVICES

A.   COMPANY SERVICES

     -    Human Resources, including benefits to Company employees servicing Sub

     -    Legal

     -    Tax

     - Real Estate, including payment of pro rata portion of rent for and maintenance of premises occupied by Company for the purposes of providing the Company Services

     -    Storage & Facilities Services

     -    Corporate Accounting and Financing

     -    Information Technology

     -    Research and Development Support

     -    FDA Approval Services

     -    Regulatory Services

     -    Knowledge Resources

     -    Drug Manufacturing/Procurement

     -    Document Control Services

     -    Insurance Coverage Maintenance

B.   PAYMENT OBLIGATIONS

Payment for the above services performed by employees, contractors and agents of Company and shall be billed to Sub on a monthly basis based on the Company's 2005 Budget by Program related to Oncology set forth below. All payments shall be made by Sub according to the Payment Schedule:

EXPENSES

EMPLOYEE RELATED                           3,145,399
BUSINESS CONSULTANTS & SERVICES              558,063
SUPPLIES & EQUIPMENT                          38,315
RESEARCH AND DEVELOPMENT:
   PURCHASED R&D                                  --
   THIRD PARTY DEVELOPMENT & MATERIALS     3,970,754
   THIRD PARTY RESEARCH & MATERIALS           49,083
GENERAL AND ADMINISTRATIVE                   136,001
CAPITAL EQUIPMENT                            190,000
                                         -----------

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
TOTAL DIRECT EXPENSES                    $ 8,087,616
                                         -----------
ALLOCATION OF TO BE ALLOCATED            $ 2,090,147
                                         -----------
TOTAL BUDGET                             $10,177,763
                                         ===========

Total Monthly funding for all services provided under the Interim Research and Development Services Agreement between Company and Sub shall be made on or before the 1st day of each month according to the Payment Schedule below ("Monthly Payment").

PAYMENT SCHEDULE        TOTAL           ALLOCATION           TOTAL
     MONTH         DIRECT EXPENSES   TO BE ALLOCATED    MONTHLY PAYMENT
----------------   ---------------   ---------------    ---------------
JANUARY               $  861,156         $240,714         $ 1,101,870
FEBRUARY              $  801,848         $388,342         $ 1,190,190
MARCH                 $  782,450         $290,375         $ 1,072,823
APRIL                 $  746,541         $301,441         $ 1,047,982
MAY                   $  785,297         $118,042         $   903,339
JUNE                  $2,280,627         $513,437         $ 2,794,064
JULY                  $  730,054         $ 82,356         $   812,410
AUGUST                $  760,251         $140,540         $   900,791
SEPTEMBER             $  825,983         $112,134         $   938,117
OCTOBER               $  780,647         $262,711         $ 1,043,358
NOVEMBER              $  836,313         $264,044         $ 1,100,357
DECEMBER              $  741,252         $136,017         $   877,269
                                                          -----------
TOTAL ANNUAL                                              $10,177,763
                                                          ===========

On the 20th day of each month Company will submit an invoice to Sub reflecting actual expense charged plus the allocation of To Be Allocated expenses. All monthly invoices shall be reconciled each month with the previous Monthly Payment remitted by Sub.